EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Vitae Pharmaceuticals, Inc. (the “Company”) do hereby certify, to the best of such officer’s knowledge, that:

(1)              The Company’s quarterly report on Form 10-Q for the period ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2016	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer and Director
(Principal Executive Officer)

Date: May 10, 2016	/s/ Richard Morris
Richard Morris
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the United States Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.